EXHIBIT 4.1

EXECUTION VERSION

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of July 20, 2011, to the Rights Agreement (the “Rights Agreement”), dated December 2, 2008, by and between ICAGEN, INC., a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability company, as Rights Agent (the “Rights Agent”), is being executed at the direction of the Company. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

WHEREAS, Section 27 of the Rights Agreement provides that, except as specifically set forth therein, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights, by action of its Board of Directors;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company has delivered to the Rights Agent a certificate signed by an appropriate officer of the Company which states that the proposed amendment of the Rights Agreement is in compliance with the terms of Section 27 of the Rights Agreement;

WHEREAS, Pfizer Inc. (“Parent”), Eclipse Acquisition Corp. (“Purchaser”) and the Company contemplate entering into an Agreement and Plan of Merger (the “Merger Agreement”) providing for, among other things, (i) a cash tender offer (the “Offer”) by Purchaser to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share the (the “Company Common Stock”), (ii) the grant by the Company to Purchaser of the Top-Up Option (as defined in the Merger Agreement) and (iii) following the consummation of the Offer, the merger of Purchaser with and into the Company (the “Merger”), in each case, on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, the Company desires to amend the Rights Agreement, as set forth herein, to facilitate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENT TO SECTION 1.

(a) The definition of “Acquiring Person” in Section GGGG) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(a):

“Notwithstanding anything in this Agreement to the contrary, none of Parent, Purchaser or any of their respective Affiliates or Associates shall be or become an Acquiring Person solely by reason of, and the term “Acquiring Person” shall not include any of Parent, Purchaser or any of their respective Affiliates or Associates, solely by reason of, (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the

Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements.”

(b) The definition of “Beneficial Owner” in Section 1(e) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in Section 1(e) to the contrary, none of Parent, Purchaser, or any of their Affiliates or Associates, individually or collectively, shall be deemed the “Beneficial Owner” or shall be deemed to “beneficially own” any shares of Common Stock solely by reason of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements.”

(c) The definition of “Distribution Date” in Section 1(n) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Distribution Date shall be deemed not to have occurred solely as a result of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements”

(d) The definition of “Exempted Person” in Section 1(r) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in Section 1(r) to the contrary, the Parent, Purchaser, and any of their Affiliates or Associates, individually or collectively, shall not cease to be an “Exempted Person” solely by reason of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements.”

(e) The definition of “Permitted Offer” in Section 1(u) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(u):

“For the avoidance of doubt, the Offer and the other transactions contemplated by the Merger Agreement shall constitute a “Permitted Offer” hereunder.”

(f) The definition of “Section 11(a)(ii) Event” in Section 1(ff) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall be deemed not to have occurred, and the provisions of such section shall not be made or given effect, solely as a result of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements”

(g) The definition of “Section 11(a)(ii) Trigger Date” in Section 1(gg) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Trigger Date shall be deemed not to have occurred solely as a result of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements”

(h) The definition of “Section 13 Event” in Section 1(hh) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall be deemed not to have occurred, and the provisions of such section shall not be made or given effect, solely as a result of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv)

the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements”

(i) The definition of “Stock Acquisition Date” in Section 1(jj) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements.”

(j) The definition of “Triggering Event” in Section 1(oo) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred, solely as a result of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments thereto), (ii) the public announcement of the Offer, (iii) the commencement of the Offer or the purchase of Common Stock pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, (v) the Top-Up Option, or (vi) the approval, execution, delivery, performance or public announcement of the Tender and Voting Agreements”

(k) Section 1 of the Rights Agreement is hereby amended by adding the following definitions to the end of Section 1 as new paragraphs (pp), (qq), (rr), (ss), (tt), (uu) and (vv):

(pp) “Merger” shall have the meaning ascribed to such term in the Merger Agreement.

(qq) “Merger Agreement” shall mean that certain Agreement and Plan of Merger by and among Parent, Purchaser and the Company, dated as of July 19, 2011 (as such agreement may be amended from time to time).

(rr) “Offer” shall have the meaning ascribed to such term in the Merger Agreement.

(ss) “Parent” means Pfizer Inc., a company formed under the laws of Delaware.

(tt) “Purchaser” shall mean Eclipse Acquisition Corp., a Delaware corporation.

(uu) “Tender and Voting Agreements” shall have the meaning ascribed to such term in the Merger Agreement.

(vv) “Top-Up Option” shall have the meaning ascribed to such term in the Merger Agreement.

2. AMENDMENT TO SECTION 2. Section 2 of the Rights Agreement is hereby amended to delete the following language from the first sentence thereof: “and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock)”.

3. AMENDMENT TO SECTION 5. Section 5(a) of the Rights Agreement is hereby amended to delete the term “manually” from the second sentence thereof.

4. AMENDMENT TO SECTION 7. Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights expire as provided in Section 13(d) hereof, (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iv) the time at which such Rights are exchanged as provided in Section 24 hereof and (v) the time immediately prior to the Effective Time (as defined in the Merger Agreement), but only if the Effective Time shall occur (the earliest of (i), (ii), (iii), (iv) and (v) being herein referred to as the “Expiration Date”). The Company shall notify the Rights Agent promptly after the occurrence of the Expiration Date.”

5. AMENDMENTS TO SUMMARY OF RIGHTS. Exhibit C (“Summary of Right to Purchase Preferred Stock”) of the Rights Agreement shall be deemed amended in a manner consistent with this Amendment.

6. BENEFITS OF THIS AGREEMENT. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

7. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Amendment to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Amendment would adversely affect the purpose or effect of this Amendment and the right of redemption set forth in Section 23 of the Rights Agreement shall have expired, such right shall be reinstated and shall not expire until the tenth Business Day following the date of such determination by the Board.

8. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within Delaware.

9. EFFECTIVENESS AND EFFECT OF AMENDMENT.

(a) Notwithstanding anything to the contrary set forth in Section 27, this Amendment shall become effective as of the date first written above, but such effectiveness is contingent upon the execution and delivery of the Merger Agreement by the parties thereto. The Company shall notify the Rights Agent via electronic mail of such execution and delivery of the Merger Agreement promptly thereafter.

(b) Except as specifically modified herein, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Rights Agreement. Upon and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement”, “thereunder”, “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as modified hereby.

10. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

12. CERTIFICATION. The officer of the Company executing this Amendment, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company duly adopted and approved at a meeting held on July 19, 2011, hereby certifies to the Rights Agent that the supplements and amendments to the Rights Agreement set forth in this Amendment are in compliance with the terms of Section 27 of the Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

ICAGEN, INC.		AMERICAN STOCK TRANSFER & TRUST COMPANY LLC, as Rights Agent

By:	/s/ P. Kay Wagoner, Ph.D.	By:	/s/ Paula Caroppoli

Name:	P. Kay Wagoner, Ph.D.	Name:	Paula Caroppoli

Title:	President and Chief Executive Officer	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT